                                                              Exhibit 1.A.(1)(b)

                         PRUCO LIFE INSURANCE COMPANY
                     Action by the Executive Committee of
                    Board of Directors by Unanimous Consent

     Pursuant to Section 4.12 of Article IV of the By-Laws of Pruco Life Insurance Company, an Arizona corporation, and pursuant to Section 10-0444 of the Arizona General Corporation Law, the undersigned, being, or acting for all the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolution:

R-907                  ESTABLISHMENT OF VUL SUBACCOUNTS
                       --------------------------------

     RESOLVED, that the Resolution (R-447) establishing the Pruco Life Variable Universal Account (the "Account"), adopted April 17, 1989, amended on September 3, 1998 is hereby amended additionally to allow for purchase payments received in connection with the Company's individual variable life insurance contracts as they may determine from time to time, and the dividends, interest and gains produced thereby, to be invested and reinvested in shares of the various portfolios of The Prudential Series Fund, Inc. and in any or all of the following investment company portfolios at the net asset value of such shares at the time of acquisition:


       FUND/SERIES                               PORTFOLIO
AIM Variable Insurance Funds, Inc.          AIM V.I. Value Fund
American Century VP Value Portfolios, Inc.  American Century VP Value Fund
Janus Aspen Series                          Growth Portfolio
MFS Variable Insurance Trust                Emerging Growth Series
T. Rowe Price International Series, Inc.    International Stock Portfolio
Templeton Variable Products                 Franklin Small Cap Investments Fund - Class Two

    December 2, 1999


                                      /S/
                                    ------------------------------
                                      James J. Avery, Jr.

                                      /S/
                                    ------------------------------
                                      Esther H. Milnes

                                      /S/
                                    ------------------------------
                                      I. Edward Price